Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Wipro Limited:
We consent to the incorporation by reference in the registration statement (No. 333-111164) on Form S-8 of Wipro Limited of our reports dated November 12, 2010, with respect to the consolidated statements of financial position of Wipro Limited and subsidiaries as of April 1, 2008 and March 31, 2009 and 2010, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended March 31, 2010, and the effectiveness of internal control over financial reporting as of March 31, 2010, which reports appear in the March 31, 2010 annual report on Form 20-F of Wipro Limited.
Our audit report on the consolidated financial statements refers to Wipro Limited’s adoption of International Financial Reporting Standards as issued by International Accounting Standards Board during the year ended March 31, 2010.
KPMG
Bangalore, India

November 12, 2010

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